UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 22, 2017

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On March 22, 2017, the Compensation Committee of the Board of Managers of Hexion Holdings LLC, the indirect parent company of Hexion Inc. (the “Company”), approved the 2017 annual incentive compensation plan for employees of the Company, including the Company’s named executive officers and other specified members of management (the “2017 IC Plan”).

Under the 2017 IC Plan, named executive officers have the opportunity to earn cash bonus compensation based upon the achievement of certain division, business unit and/or corporate performance targets established with respect to the plan. The performance targets are established based on the following performance criteria: EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude certain non-cash, certain non-recurring expenses and discontinued operations (“Segment EBITDA”); environment, health & safety (“EH&S”) targets which measure corrective actions completed on time, severe incident factor OSHA recordable injuries, occupational illness and injury rates, and total environmental incidents; and cash flow.

The performance criteria for participants are weighted by component. Participants have 55% of their incentive compensation tied to achieving corporate, division, and/or business unit Segment EBITDA targets, 10% tied to the achievement of corporate, division or business unit EH&S goals, and 35% tied to the achievement of corporate or business unit cash flow targets. Minimum, target, upper middle and maximum thresholds were established for the Segment EBITDA performance criteria. Minimum, target and maximum thresholds were established for the cash flow performance criteria, and target and maximum thresholds were established for the EH&S goals.

The payouts for achieving the minimum thresholds are a percentage of the allocated target award for the component (50% for Segment EBITDA and cash flow). The payouts for achieving the maximum thresholds are 175% or 200% of the allocated target award, depending on the participant's position. Payouts for achieving the applicable EH&S measures range from 100% to 200% of the allocated EH&S target award. Each performance measure under the 2017 IC Plan acts independently such that a payout of one element is possible even if the minimum target threshold for another is not achieved.

The foregoing description is qualified by reference to the 2017 IC Plan, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	March 23, 2017	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer